EXHIBIT 99.1

Wish Reports Third Quarter 2023 Financial Results;

Initiates a Process to Explore a Range of Strategic Alternatives

SAN FRANCISCO—(BUSINESS WIRE)—November 7, 2023—ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH), one of the largest mobile ecommerce platforms, today reported its financial results for the quarter and nine months ended September 30, 2023. Wish also announced today that its Board of Directors has initiated a process to explore a range of strategic alternatives to maximize shareholder value.

Third Quarter 2023 Financial Highlights

•
Revenues: Revenues were $60 million, a decrease of 52% YoY
o
Core Marketplace revenues were $19 million, down 53% YoY
o
Product Boost revenues were $5 million, down 55% YoY
o
Logistics revenues were $36 million, down 51% YoY
•
Net Loss: Net loss was $80 million, compared to a net loss of $124 million in the third quarter of 2022
o
Net loss per share was $3.35, compared to a net loss of $5.53 per share in the third quarter of 2022
•
Adjusted EBITDA: Adjusted EBITDA(1) was a loss of $54 million, compared to a loss of $95 million in the third quarter of 2022
•
Cash Flow: Cash flows from operating activities were negative $86 million
o
Free Cash Flow(1) was negative $86 million, compared to negative $100 million in the third quarter of 2022

"We closed the third quarter with revenue in-line with our expectations and adjusted EBITDA above the high end of our guidance. While revenues decreased 52% year-over-year to $60 million, we narrowed adjusted EBITDA loss on a year-over-year and sequential basis to $54 million. Across the entire organization, our team demonstrated resilience and agility in their approach to navigating increasingly challenging market dynamics. Our performance in the quarter reflects our heightened focus on operational efficiency and expense discipline," said Joe Yan, Wish CEO. "As ever, we remain committed to providing a differentiated shopping experience, along with product listing diversity and competitive prices for our global community of shoppers. I am energized by our ability to draw on our strengths to develop new shopping experiences, with the ultimate goal of driving sales for our merchants and delivering value to our shareholders. While there is still much work to be done, we are cautiously optimistic about the future, as we look towards executing on the opportunities ahead of us."

Fourth Quarter Fiscal 2023 Financial Guidance

•
Revenue: Revenue is expected to be in the range of $50 million to $60 million.
•
Adjusted EBITDA: Adjusted EBITDA(1)(2) is expected to be a loss in the range of $55 million to $65 million.

Third Quarter Consolidated Financials

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue

(in millions, except percentages; unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	$	YoY%	2023	2022	$	YoY%
Core marketplace revenue	$19	$40	$(21)	(53)%	$71	$184	$(113)	(61)%
ProductBoost revenue	5	11	(6)	(55)%	19	36	(17)	(47)%
Marketplace revenue	24	51	(27)	(53)%	90	220	(130)	(59)%
Logistics revenue	36	74	(38)	(51)%	144	228	(84)	(37)%
Revenue	$60	$125	$(65)	(52)%	$234	$448	$(214)	(48)%

Other Financial Data

(in millions, except percentages; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss	$(80)	$(124)	$(249)	$(274)
% of Revenue	(133)%	(99)%	(106)%	(61)%
Adjusted EBITDA(1)	$(54)	$(95)	$(182)	$(193)
% of Revenue	(90)%	(76)%	(78)%	(43)%

Forward Looking Guidance - Fourth Quarter 2023
(in millions, except percentages, unaudited)

We expect the following financial results for revenue and Adjusted EBITDA in the period presented below:

	Three Months Ended
	December 31, 2023
Revenue	$50	to	$60
% YoY	(59)%		(51)%
Adjusted EBITDA(1)(2)	$(55)	to	$(65)
% YoY	42%		32%
(1)
Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”
(2)
Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for Adjusted EBITDA within this release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to stock-based compensation and income taxes which are impacted by unpredictable fluctuations in the market price of the company's Class A common stock.

Review of Strategic Alternatives

The Board of Directors regularly reviews Wish’s strategic plan, priorities and opportunities as part of its commitment to act in the best interest of Wish and its shareholders. To that end, Wish’s Board has initiated a process to explore a range of strategic alternatives to maximize value for Wish shareholders. Wish has retained J.P. Morgan as the financial advisor to assist in the process.

Wish has not set a definitive timetable for completion of this process, and there can be no assurance regarding the results or outcome of this process. It is possible that Wish may not pursue a strategic alternative as a result of this process, that a strategic alternative that has been pursued may not be attractive, or that a strategic alternative may not ultimately be consummated. As part of the process, Wish’s Board of Directors will consider a full range of strategic alternatives.

Wish does not intend to comment further on this process at this time and will make further announcements as it deems appropriate and in accordance with its ongoing disclosure obligations and pursuant to applicable laws and regulations.

J.P. Morgan Securities LLC is acting as financial advisor to Wish and Sidley Austin LLP is acting as legal counsel.

Conference Call & Webcast Information

Information about Wish’s financial results, including a link to the live webcast and replay will be made available on the company’s investor relations website at https://ir.wish.com. The live conference call may be accessed by registering using this online form. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our loss before interest and other income, net (which includes foreign exchange gain or loss and other non-operating income and expenses), income tax expense, and depreciation and amortization, adjusted to eliminate stock-based compensation expense, lease termination and impairment related expenses, restructuring and other discrete charges, and to add back certain recurring items. Additionally, we provide Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA Margin divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as an alternative financial measure to net loss and net loss as a percentage of revenue, which, respectively, are the most directly comparable financial measures calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. We also provide Free Cash Flow, a non-U.S. GAAP financial measure that represents net cash used in operating activities less purchases of property and equipment. We believe that Free Cash Flow is an important measure since we use third parties to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. The reconciliation between net cash used in operating activities and Free Cash Flow is provided below. Free Cash Flow has limitations as an analytical measure, and you should not consider it in isolation or as a substitute for analysis of our net cash used in operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook including expectations with respect to revenues, adjusted EBITDA, strategic alternatives for Wish, including whether any such strategic alternative will be successfully pursued, attractive or consummated, expectations regarding business strategies, including cost-savings strategies, and ability to capitalize on opportunities, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to attract, retain and monetize users; risks associated with software updates to the platform; compliance with Nasdaq continued listing requirements; increasing requirements on collection of sales and value added taxes; the success of our execution on new business strategies; compromises in security; changes by third-parties that restrict our access or ability to identify users; competition; disruption, degradation or interference with the hosting services we use and infrastructure; our financial performance and fluctuations in operating results; pressure and fluctuation in our stock price, including as a result of short selling and short squeezes; challenges in our logistics programs; challenges in growing new initiatives; material weaknesses in our internal control over financial reporting and the effectiveness of our internal controls generally; the continued services and retention of members of our senior management team and key talent; our ability to offer and promote our app on the Apple App Store and the Google Play Store; the risk of merchants on our platform using unethical or illegal business practices or if our policies and practices with respect to such sales are perceived or found to be inadequate; our ability to promote, maintain, and protect our brand and reputation; litigation matters; potential resurgences of the recent COVID-19 pandemic; supply chain issues; general economic conditions, including the impact of inflation, higher interest rates, potential economic downturns; global conflicts, including the Russian invasion of Ukraine and crises in the Middle East; economic tension between the United States and China; the risk our cost savings strategies will not yield the savings we expect or otherwise result in material adverse effects on us; and risks relating to our ability to successfully pursue or consummate any strategic alternative, including risks affecting the timing of the strategic review process, the risk that any such strategic alternative will not result in additional value for Wish and its shareholders, and the risk that the process will have an adverse impact on Wish. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange

Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023. Wish assumes no obligation and does not intend to update these estimates prior to filing its Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2023.

ContextLogic Inc.

Condensed Consolidated Balance Sheets

(in millions)

(Unaudited)

	As of September 30,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$303	$506
Marketable securities	142	213
Funds receivable	6	14
Prepaid expenses and other current assets	27	44
Total current assets	478	777
Property and equipment, net	4	9
Right-of-use assets	6	9
Other assets	4	4
Total assets	$492	$799
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35	$53
Merchants payable	77	120
Refunds liability	2	6
Accrued liabilities	95	130
Total current liabilities	209	309
Lease liabilities, non-current	7	13
Other liabilities	4	—
Total liabilities	220	322
Stockholders’ equity	272	477
Total liabilities and stockholders’ equity	$492	$799

ContextLogic Inc.

Condensed Consolidated Statements of Operations

($ in millions, shares in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$60	$125	$234	$448
Cost of revenue(1)	46	91	184	308
Gross profit	14	34	50	140
Operating expenses:
Sales and marketing(1)	35	80	111	181
Product development(1)	38	42	127	154
General and administrative(1)	21	40	68	86
Total operating expenses	94	162	306	421
Loss from operations	(80)	(128)	(256)	(281)
Other income, net:
Interest and other income, net	3	6	13	10
Loss before provision for income taxes	(77)	(122)	(243)	(271)
Provision for income taxes	3	2	6	3
Net loss	(80)	(124)	(249)	(274)
Net loss per share, basic and diluted	$(3.35)	$(5.53)	$(10.55)	$(12.32)
Weighted-average shares used in computing net loss per share, basic and diluted	23,897	22,435	23,601	22,243

(1) Includes the following stock-based compensation expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cost of revenue	$1	$2	$3	$4
Sales and marketing	1	2	3	5
Product development	6	13	31	41
General and administrative	5	9	17	3
Total stock-based compensation	$13	$26	$54	$53

ContextLogic Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(80)	$(124)	$(249)	$(274)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash inventory write downs	—	—	—	3
Depreciation and amortization	1	1	3	5
Noncash lease expense	1	2	3	5
Impairment of lease assets and property and equipment	—	5	1	11
Stock-based compensation expense	13	26	54	53
Net (accretion) amortization of discounts and premiums on marketable securities	(2)	—	(6)	—
Other	6	(2)	1	(3)
Changes in operating assets and liabilities:
Funds receivable	(2)	(1)	8	4
Prepaid expenses, other current and noncurrent assets	2	—	16	2
Accounts payable	(1)	2	(17)	(10)
Merchants payable	(10)	(12)	(43)	(64)
Accrued and refund liabilities	(14)	6	(32)	(36)
Lease liabilities	(1)	(2)	(5)	(6)
Other current and noncurrent liabilities	1	(1)	—	(3)
Net cash used in operating activities	(86)	(100)	(266)	(313)
Cash flows from investing activities:
Purchases of property and equipment and development of internal-use software	—	—	(3)	(2)
Purchases of marketable securities	(69)	(77)	(239)	(303)
Maturities of marketable securities	141	81	317	218
Other	—	2	—	2
Net cash provided by (used) in investing activities	72	6	75	(85)
Cash flows from financing activities:
Proceeds from issuance of common stock through employee equity incentive plans	—	—	—	1
Payments of taxes related to RSU settlement	(1)	(5)	(5)	(10)
Net cash used in financing activities	(1)	(5)	(5)	(9)
Foreign currency effects on cash, cash equivalents and restricted cash	—	(8)	(7)	(17)
Net decrease in cash, cash equivalents and restricted cash	(15)	(107)	(203)	(424)
Cash, cash equivalents and restricted cash at beginning of period	325	701	513	1,018
Cash, cash equivalents and restricted cash at end of period	$310	$594	$310	$594
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$303	$587	$303	$587
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	7	7	7	7
Total cash, cash equivalents and restricted cash	$310	$594	$310	$594
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$—	$1	$6

ContextLogic Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

($ in millions, except percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$60	$125	$234	$448
Net loss	(80)	(124)	(249)	(274)
Net loss as a percentage of revenue	(133)%	(99)%	(106)%	(61)%
Excluding:
Interest and other income, net	(3)	(6)	(13)	(10)
Provision for income taxes	3	2	6	3
Depreciation and amortization	1	1	3	5
Stock-based compensation expense and related employer payroll taxes(1)(2)(3)	13	27	55	55
Restructuring and other discrete items(4)	9	5	12	29
Impairment of lease assets and property and equipment(5)	3	—	4	—
Others	—	—	—	(1)
Adjusted EBITDA	(54)	(95)	(182)	(193)
Adjusted EBITDA margin	(90)%	(76)%	(78)%	(43)%

(1)
Total amount for the three months ended September 30, 2023 consists of $13 million of stock-based compensation expense and insignificant payroll taxes. Total amount for the three months ended September 30, 2022 consists of $26 million of stock-based compensation expense and $1 million of related employer payroll taxes. Total amount for the nine months ended September 30, 2023 consists of $54 million of stock-based compensation expense and $1 million of related employer payroll taxes. Total amount for nine months ended September 30, 2022 consists of $53 million of stock-based compensation expense and $2 million of related employer payroll taxes.
(2)
Total stock-based compensation for the three months September 30, 2023 decreased by $13 million compared to the three months ended September 30, 2022 due to fewer outstanding equity awards being amortized during the third quarter of 2023 compared to the same period in 2022. This was driven by lower headcount due to reduction in force and the departures of the Company's former Chief Product Officer ("CPO") and Chief Administrative Officer ("CAO") during the first quarter of 2023.
(3)
Total stock-based compensation for the nine months ended September 30, 2023 increased by $1 million compared to the nine months ended September 30, 2022 primarily due to reductions in headcount year over year offset by significant non-recurring items in the following denoted periods, (i) accelerated vesting of the Company's former CPO and CAO's RSUs upon their departures in accordance to their separation agreements during the first quarter of 2023, and (ii) forfeitures originating from the resignation of the Company’s former Chief Executive Officer, and modifications to the Company’s former Executive Chair’s equity awards, both during the first quarter of 2022. Employer related payroll taxes decreased from $2 million for the nine months ended September 30, 2022 to $1 million for the nine months ended September 30, 2023, driven by lower headcount due to reduction in force.
(4)
Total amount for the nine months ended September 30, 2023 consisted of $12 million of employee severance and other personnel reduction costs. Total amount for the nine months ended September 30, 2022 includes restructuring charges consisting of $3 million of employee severance and $11 million in impairment of lease assets and property and equipment as well as a $15 million one-time discretionary cash bonus paid to select employees to help cover their tax obligations triggered by the settlement of their RSUs that vested upon the Company’s IPO.
(5)
Impairment of lease assets and property and equipment unrelated to restructuring activities.

ContextLogic Inc.

Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net cash used operating activities	$(86)	$(100)	$(266)	$(313)
Less:
Purchases of property and equipment and development of internal-use software	—	—	3	2
Free Cash Flow	$(86)	$(100)	$(269)	$(315)

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media contacts:

Carys Comerford-Green, Wish

press@wish.com